UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 17, 2018

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda
(State of Incorporation)

001-35784
(Commission File Number)

98-0691007
(I.R.S. Employer Identification Number)

7665 Corporate Center Drive Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

(305) 436-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01. Regulation FD Disclosure.

On April 18, 2018, Norwegian Cruise Line Holdings Ltd. (the “Company”) issued a press release regarding the Repurchase Program (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this report.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On April 17, 2018, the Board of Directors of the Company approved a three-year share repurchase program under which the Company may purchase up to $1.0 billion of its ordinary shares (the “Repurchase Program”).

Pursuant to the Repurchase Program, the Company may repurchase its ordinary shares from time to time, in amounts, at prices and at such times as it deems appropriate, subject to market conditions and other considerations. The Company may make repurchases in the open market, privately negotiated transactions, accelerated repurchase programs or structured share repurchase programs, and any repurchases may be made pursuant to Rule 10b5-1 plans. The Repurchase Program will be conducted in compliance with applicable legal requirements and shall be subject to market conditions and other factors.

The Repurchase Program does not obligate the Company to acquire any particular amount of ordinary shares and the Repurchase Program may be modified or suspended at any time at the Company’s discretion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary